Exhibit 99.1

American Locker Announces Appointment of David Denton as Chief Operating Officer

DFW Airport, TX – November 14, 2012 –American Locker Group Incorporated (OTCQB:ALGI) (“American Locker” or the “Company”), announced today that on November 9, 2012, the Company’s board of directors appointed David Denton, 43, as Chief Operating Officer.

During 2011 and 2012, Mr. Denton was the Operations Manager for Imperial Group, a division of Accuride Corporation. From 2005 until his joining Imperial Group, he was Chief Executive Officer of Global CNC Solutions, a precision machined component manufacturer supplying product to aerospace and defense customers.

Mr. Denton has a Bachelor’s Degree in Business Management and has more than 20 years of manufacturing experience. He served in the United States Air Force as an Aircraft Machinist and Certified Aircraft Welder, during which he spent the majority of his time in Saudi Arabia in support of Operation Desert Storm.

President Paul M. Zaidins said, “David Denton’s experience in precision sheet metal fabrication will help drive continued operational improvements and will help facilitate American Locker’s continued growth in the contract manufacturing segment of its business.”

About American Locker Group Incorporated

American Locker is a premier metal fabricator of secure storage solutions under the American Locker and Canadian Locker brands. The Company is best known for manufacturing and servicing the widely-utilized key and lock system with the iconic plastic orange cap. The Company also has a growing precision sheet metal fabrication business. Its Security Manufacturing Corporation subsidiary is a leading provider of multi-tenant mailboxes.

Further information about American Locker is available at:

www.americanlocker.com

Follow us on Twitter at:

www.twitter.com/AmericanLocker

Contact:

American Locker Group Incorporated

Paul Zaidins, President and Chief Executive Officer, (817) 329-1600

In the interests of providing Company shareholders and potential investors with information regarding the Company, including the Company’s assessment of its and its subsidiaries’ future plans and operations, certain statements included in this press release may constitute forward-looking information or forward-looking statements (collectively, “forward-looking statements”). All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate” and similar expressions are generally intended to identify forward-looking statements. Actual events or results may differ materially. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievement since such expectations are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company and the foregoing list of important factors is not exhaustive. These forward-looking statements made as of the date hereof disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or results or otherwise. Company shareholders and potential investors should carefully consider the information contained in the Company’s filings with United States securities administrators at www.sec.gov before making investment decisions with regard to the Company.

Release Summary:

American Locker Group (OTCQB:ALGI) announces the appointment of David Denton as Chief Operating Officer.

Keyword Tags:

American Locker, lockers, locker, David Denton, ALGI, American Locker Security Systems, precision sheet metal fabrication